Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations, or

Elisabeth H. Olmsted, Manager, Investor Relations

(617) 796-8234

www.snhreit.com

Senior Housing Properties Trust Announces 2013 Second Quarter Results

Newton, MA (July 30, 2013):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2013.

Results for the quarter ended June 30, 2013:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2013 were $79.1 million, or $0.42 per share. This compares to Normalized FFO for the quarter ended June 30, 2012 of $73.2 million, or $0.45 per share.

Net income was $5.6 million, or $0.03 per share, for the quarter ended June 30, 2013, compared to net income of $33.3 million, or $0.20 per share, for the quarter ended June 30, 2012.  During the three months ended June 30, 2013, we recognized a loss of $105,000, or less than $0.01 per share, related to the early extinguishment of four mortgage debts.  During the quarter ended June 30, 2013, we decided to market for sale 10 senior living communities and seven properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs.  The 10 senior living communities are included in our continuing operations and we recognized non-cash impairment of assets charges of $4.4 million, or $0.02 per share, to reduce the carrying value of four of these senior living communities to their aggregate estimated net sale price during the three months ended June 30, 2013.  The seven MOBs have been reclassified to discontinued operations and we recognized non-cash impairment of assets charges of $27.9 million, or $0.15 per share, to reduce the carrying value of these seven MOBs to their aggregate estimated net sale price during the three months ended June 30, 2013.

The weighted average number of common shares outstanding totaled 188.1 million and 162.7 million for the quarters ended June 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2013 and 2012 appears later in this press release.

Results for the six months ended June 30, 2013:

Normalized FFO for the six months ended June 30, 2013 were $158.0 million, or $0.85 per share. This compares to Normalized FFO for the six months ended June 30, 2012 of $145.8 million, or $0.90 per share.

Net income was $40.8 million, or $0.22 per share, for the six months ended June 30, 2013, compared to net income of $65.6 million, or $0.40 per share, for the six months ended June 30, 2012.  During the six months ended June 30, 2013, we recognized a loss of $105,000, or less than $0.01 per share, related to the early extinguishment of four mortgage debts.  We recognized non-cash impairment of assets charges of $5.7 million, or $0.03 per share, to reduce the carrying value of four of our senior living communities and one MOB included in continuing operations to their aggregate estimated net sale price during the six months ended June 30, 2013.  Net income for the six months ended June 30, 2012 includes a non-cash impairment of asset charge of $3.1 million, or $0.02 per share, to reduce the carrying value of one MOB included in continuing operations to its estimated net sale price.  During the six months ended June 30, 2013, we recognized non-cash impairment of assets charges of $27.9 million, or $0.15 per share, to reduce the carrying value of seven of our MOBs included in discontinued operations to their aggregate estimated net sale price.

The weighted average number of common shares outstanding totaled 186.4 million and 162.7 million for the six months ended June 30, 2013 and 2012, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the six months ended June 30, 2013 and 2012 appears later in this press release.

Recent Investment and Sales Activities:

Since April 1, 2013, we have entered into agreements to acquire five properties for a combined purchase price of $100.6 million, excluding closing costs:

•                  In April 2013, we entered into an agreement to acquire one senior living community with 93 private pay assisted living units located in Cumming, GA, for approximately $22.0 million, excluding closing costs.  We intend to acquire this community using a taxable REIT subsidiary, or TRS, structure and we expect to enter into a long term management agreement with Five Star Quality Care, Inc., or Five Star, to manage this community for our account.

•                  In July 2013, we entered into an agreement to acquire one senior living community with 60 private pay assisted living units located in Jefferson City, TN for approximately $10.0 million, excluding closing costs.  We intend to acquire this community using a TRS structure and we expect to enter into a long term management agreement with Five Star to manage this community for our account.

•                  In July 2013, we entered into an agreement to acquire two senior living communities with 153 private pay assisted living units located in Canton and Ellijay, GA for a total of approximately $19.1 million, excluding closing costs.  We intend to acquire this community using a TRS structure and we expect to enter into a long term management agreement with Five Star to manage this community for our account.

•                  Also in July 2013, we entered into an agreement to acquire an MOB with approximately 105,000 square feet located in Boston, MA for approximately $49.5 million, excluding closing costs.  This MOB is a “state of the art” biotech laboratory building which will be long term leased to an investment grade rated tenant.

The closings of the acquisitions listed above are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

In June 2013, we terminated a previously disclosed agreement to acquire a MOB located in Cherry Hill, NJ with approximately 54,000 square feet which had a contract purchase price of approximately $21.5 million.  We terminated this agreement based upon our diligence findings.

We are also currently marketing for sale 11 senior living communities with 856 living units which are included in continuing operations and classified as held for sale as of June 30, 2013.  Seven of these 11 properties with 578 living units are skilled nursing facilities, or SNFs, and the remaining four properties with 278 living units are assisted living communities.  In aggregate, these communities receive a majority of their revenues from Medicare/Medicaid reimbursements. The aggregate net book value (after impairment) of these 11 communities was $15.5 million as of June 30, 2013.  In addition, all of these communities are leased to Five Star and our rents from Five Star will be reduced if and as these sales occur, as determined pursuant to our leases with Five Star.  We are in the process of offering these communities for sale, but we can provide no assurance that sales of these communities will occur.  One of these communities, a SNF with 112 living units, is currently under agreement to be sold for $2.6 million, excluding closing costs.   We expect the sale of this SNF to occur before the end of 2013, but completion of this sale is subject to customary closing conditions and we can provide no assurance that a sale of this SNF will occur before the end of 2013, or will be completed at all or that the terms for the sale will not change.

We are also marketing for sale seven MOBs with 831,499 square feet which are included in discontinued operations and classified as held for sale as of June 30, 2013.  These seven MOBs were 99.3% occupied for a weighted (by rents) average lease term of 1.0 years as of June 30, 2013, and they generated annualized NOI of $6.8 million based on the three months ended June 30, 2013. The aggregate net book value (after impairment) of these seven MOBs was $27.1 million as of June 30, 2013.  We are in the process of offering these MOBs for sale, but we can provide no assurance that sales of these MOBs will occur.

Recent Financing Activities:

In June 2013, we repaid mortgage notes that encumbered four of our properties which had an aggregate principal balance of approximately $10.5 million, a weighted average interest rate of 6.1% and maturity dates later in 2013.

Conference Call:

On Tuesday, July 30, 2013, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and six months ended June 30, 2013.  The conference call telephone number is (877) 209-9920.  Participants calling from outside the United States and Canada should dial (612) 332-0636.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Tuesday, August 6, 2013. To hear the replay, dial (320) 365-3844. The replay pass code is: 296743.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The transcription, recording and retransmission in any way of SNH’s second quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Second Quarter 2013 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 395 properties located in 40 states and Washington, D.C. as of June 30, 2013. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•      THIS PRESS RELEASE STATES THAT WE EXPECT TO ENTER INTO LONG TERM MANAGEMENT AGREEMENTS WITH FIVE STAR TO MANAGE THE FOUR ADDITIONAL SENIOR LIVING COMMUNITIES WE HAVE AGREED TO ACQUIRE. HOWEVER, THERE CAN BE NO ASSURANCE THAT WE WILL ACQUIRE THESE COMMUNITIES OR THAT WE AND FIVE STAR WILL ENTER INTO ANY ADDITIONAL MANAGEMENT AGREEMENTS;

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS TO ACQUIRE FIVE PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS FOR PROPERTIES OF THEIR TYPE.  THEIR TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE;

•                  THIS PRESS RELEASE STATES THAT WE HAVE EIGHTEEN PROPERTIES CLASSIFIED AS HELD FOR SALE AS OF JUNE 2013.  WE MAY NOT BE ABLE TO SELL THESE PROPERTIES ON TERMS ACCEPTABLE TO US OR OTHERWISE, AND THE SALE OF ANY OR ALL OF THESE PROPERTIES MAY NOT OCCUR; AND

•                  THIS PRESS RELEASE STATES THAT WE HAVE ONE SNF UNDER AGREEMENT TO BE SOLD FOR $2.6 MILLION AND THAT THE SALE IS EXPECTED TO CLOSE BEFORE THE END OF 2013.  THIS SALE AGREEMENT IS SUBJECT TO CUSTOMARY CLOSING CONDITIONS AND WE CAN PROVIDE NO ASSURANCE THAT THE SALE WILL BE COMPLETED BEFORE THE END OF 2013 OR WILL BE COMPLETED AT ALL, OR THAT THE TERMS OF THE SALE WILL NOT CHANGE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

Income Statement:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$112,297	$108,407	$224,150	$215,435
Residents fees and services	74,631	35,986	149,687	71,554
Total revenues	186,928	144,393	373,837	286,989

Expenses:
Property operating expenses	74,484	39,818	148,163	78,304
Depreciation	38,296	34,624	75,999	67,397
General and administrative	8,168	8,068	16,816	15,753
Acquisition related costs	292	1,829	2,187	2,694
Impairment of assets	4,371	—	5,675	3,071
Total expenses	125,611	84,339	248,840	167,219

Operating income	61,317	60,054	124,997	119,770

Interest and other income	397	227	570	709
Interest expense	(29,567)	(28,120)	(59,131)	(57,009)
Loss on early extinguishment of debt	(105)	—	(105)	—
Equity in earnings of an investee	79	76	155	121
Income before income tax expense	32,121	32,237	66,486	63,591
Income tax expense	(140)	(43)	(280)	(247)
Income from continuing operations	31,981	32,194	66,206	63,344
Discontinued operations:
Income from discontinued operations	1,513	1,057	2,523	2,259
Impairment of assets from discontinued operations	(27,896)	—	(27,896)	—
Net income	$5,598	$33,251	$40,833	$65,603

Weighted average shares outstanding	188,081	162,670	186,350	162,659

Income from continuing operations per share	$0.17	$0.20	$0.36	$0.39
(Loss) income from discontinued operations per share	(0.14)	—	(0.14)	0.01
Net income per share	$0.03	$0.20	$0.22	$0.40

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO(1):

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income	$5,598	$33,251	$40,833	$65,603
Depreciation expense from continuing operations	38,296	34,624	75,999	67,397
Depreciation expense from discontinued operations	199	606	799	1,210
Impairment of assets	4,371	—	5,675	3,071
Impairment of assets from discontinued operations	27,896	—	27,896	—
FFO	76,360	68,481	151,202	137,281
Acquisition related costs from continuing operations	292	1,829	2,187	2,694
Loss on early extinguisment of debt	105	—	105	—
Percentage rent adjustment(2)	2,300	2,900	4,500	5,800
Normalized FFO	$79,057	$73,210	$157,994	$145,775

Weighted average shares outstanding	188,081	162,670	186,350	162,659

FFO per share	$0.41	$0.42	$0.81	$0.84
Normalized FFO per share	$0.42	$0.45	$0.85	$0.90
Distributions declared per share	$0.39	$0.38	$0.78	$0.76

(1)               We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to us.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include estimated percentage rent in the period to which we estimate that it relates rather than when it is recognized as income in accordance with GAAP and exclude acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations and loss on impairment of intangible assets, if any.  We consider FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and between us and other REITs.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility agreement and public debt covenants, the availability of debt and equity capital to us, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(2)               In calculating net income in accordance with GAAP, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in our calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	At June 30,	At December 31,
	2013	2012
ASSETS
Real estate properties	$5,201,745	$5,183,307
Less accumulated depreciation	811,182	750,903
	4,390,563	4,432,404
Cash and cash equivalents	37,336	42,382
Restricted cash	12,405	9,432
Deferred financing fees, net	27,221	29,410
Acquired real estate leases and other intangible assets, net	111,924	115,837
Other assets	169,182	118,537
Total assets	$4,748,631	$4,748,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$30,000	$190,000
Senior unsecured notes, net of discount	1,092,695	1,092,053
Secured debt and capital leases	720,231	724,477
Accrued interest	15,694	15,757
Assumed real estate lease obligations, net	14,165	13,692
Other liabilities	63,629	65,455
Total liabilities	1,936,414	2,101,434
Shareholders’ equity	2,812,217	2,646,568
Total liabilities and shareholders’ equity	$4,748,631	$4,748,002

(END)